     As filed with the Securities and Exchange Commission on January 2, 2002
                 Registration Nos. 333-41801, 333-61497, 333-47586 and 333-63604

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           Salix Pharmaceuticals, Ltd.
                           ---------------------------
               (Exact name of issuer as specified in its charter)

                     Delaware                           94-3267443
                   ------------                     --------------------
          (State or other jurisdiction of            (I.R.S. Employer
           incorporation or organization)          Identification Number)


      8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615
      ---------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


               Salix Pharmaceuticals, Ltd. 1996 Stock Option Plan
               --------------------------------------------------
                            (Full title of the plan)

                                Robert P. Ruscher
                             Chief Executive Officer
                           Salix Pharmaceuticals, Ltd.
                     8540 Colonnade Center Drive, Suite 501
                          Raleigh, North Carolina 27615
                          -----------------------------
                     (Name and address of agent for service)

                                 (919) 862-1000
                                 --------------
          (Telephone number, including area code, of agent for service)

                            ------------------------


                                   Copies to:
                            Donald R. Reynolds, Esq.
                        Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                 (919) 781-4000


                         CALCULATION OF REGISTRATION FEE

================================= ========================== ======================== ========================= ====================
            Title of                                            Proposed Maximum          Proposed Maximum
         Securities to                    Amount to              Offering Price              Aggregate                Amount of
         be Registered                  be Registered               Per Share              Offering Price          Registration Fee
--------------------------------- -------------------------- ------------------------ ------------------------- --------------------
Common Stock, $0.001 par value (1)               (1)                      N.A.                      N.A.                     N.A.
================================= ========================== ======================== ========================= ====================

(1) No additional securities are being registered under this amendment; registration fees were paid by Salix Pharmaceuticals, Ltd. upon filing of original Registration Statements Nos. 333-41801, 333-61497, 333-47586 and 333-63604.

                                EXPLANATORY NOTE

This Post Effective Amendment No. 1 to Registration Statements is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), to reflect the change in the place of incorporation of Salix Pharmaceuticals, Ltd. from the British Virgin Islands to the State of Delaware on December 31, 2001. In accordance with Rule 414 of the Securities Act, Salix Pharmaceuticals, Ltd., a Delaware corporation (the "Registrant"), as the successor issuer, hereby expressly adopts the Registration Statements (333-41801, 333-61497, 333-47586 and 333-63604), as well as the employee benefit plan to which they relate, of Salix Pharmaceuticals, Ltd., a British Virgin Islands company ("Salix BVI"), as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registration Information and Employee Plan Annual Information*


______________
* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents originally filed with the Securities and Exchange Commission (the "Commission") by Salix BVI are incorporated herein by reference:

                  (a) Salix BVI's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13 of the Exchange Act;

                  (b) Salix BVI's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2001 filed pursuant to Section 13 of the Exchange Act;

                  (c) Salix BVI's Current Reports on Form 8-K filed on February 27, 2001, April 9, 2001, May 2, 2001, May 16, 2001, May 24, 2001, May
         30, 2001, June 15, 2001, June 27, 2001, July 31, 2001, August 1, 2001,
         August 30, 2001, October 25, 2001, October 30, 2001, November 1, 2001,
         and December 27, 2001.

                  (d) Salix BVI's Proxy Statement dated April 30, 2001, filed pursuant to Section 14 of the Exchange Act, in connection with the Annual Meeting of Shareholders of Salix BVI held on June 14, 2001;

                  (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 (File No. 333-74302) filed November 30, 2001.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.    Description of Securities

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel

         Not applicable.


Item 6.    Indemnification of Directors and Officers

         Salix BVI's Articles of Association provide that Salix BVI may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings of any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal or administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of Salix BVI; or is or was, at the request of Salix BVI, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. Salix BVI may only indemnify a person if the person acted honestly and in good faith and with a view to the best interests of Salix BVI and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         The Registrant's certificate of incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         The Registrant's certificate of incorporation also provides that the Registrant shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         The Registrant maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities.

Item 7.    Exemption from Registration Claimed

         Not applicable.

Item 8.    Exhibits

         The following exhibits are filed as part of this registration statement:

                  Exhibit Number                  Description
                  --------------                  -----------
                         5.1        Opinion of Wyrick Robbins Yates & Ponton LLP
                        10.1* Salix Pharmaceuticals, Ltd. 1996 Stock Option Plan, as amended
                        23.1        Consent of Ernst & Young LLP
                        23.2 Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)
                        24.1        Power of Attorney (see page S-1)
------------------
* Previously filed with the Registration Statement (333-63604) on June 22, 2001.

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 31/st/ day of December 2001.

                                                 SALIX PHARMACEUTICALS, LTD.


                                                 By:   /s/ Robert P. Ruscher
                                                     ---------------------------
                                                     Robert P. Ruscher
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert P. Ruscher and Adam C. Derbyshire, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

        Signature                                      Title                                    Date
        ---------                                      -----                                    ----

/s/ Robert P. Ruscher                         Director, President and                     December 31, 2001
-------------------------------               Chief Executive Officer
Robert P. Ruscher                             (Principal Executive Officer)


/s/ Adam C. Derbyshire                        Chief Financial Officer                     December 31, 2001
-------------------------------               Principal Financial and
Adam C. Derbyshire                            Accounting Officer)


/s/ John F. Chappell                          Director                                    December 31, 2001
-------------------------------
John F. Chappell

/s/ Thomas D'Alonzo
-------------------------------
Thomas D'Alonzo                    Director        December 31, 2001


/s/ Richard A. Franco
-------------------------------
Richard A. Franco                  Director        December 31, 2001


/s/ Randy W. Hamilton
-------------------------------
Randy W. Hamilton                  Director        December 31, 2001

                                       S-2